Exhibit 5.1

October 31, 2016

Howard Bancorp, Inc.
6011 University Boulevard
Suite 370
Ellicott City, Maryland 21043

Re:	Howard Bancorp, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Howard Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “SEC”) relating to the registration by the Company, under the Securities Act of 1933, as amended (the “Act”), of an unspecified amount of one or more series of (i) debt securities (“Debt Securities”), (ii) shares (the “Common Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), (iii) shares (the “Preferred Shares”) of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”) and (v) units of securities of the Company composed of any combination of Common Stock, Preferred Stock, Debt Securities and Warrants (the “Units” and, together with the Debt Securities, Common Stock, Preferred Stock and Warrants, the “Securities”), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Registration Statement.

In our capacity as counsel to the Company and for purposes of this opinion letter, we have reviewed and examined copies of the following documents:

A.           The Company’s Articles of Incorporation, as amended or supplemented from time to time (the “Charter”), certified as of the date hereof by an officer of the Company;

B.            The Company’s Amended and Restated Bylaws (the “Bylaws”), certified as of the date hereof by an officer of the Company;

Howard Bancorp, Inc.

October 31, 2016

C.            The Registration Statement, including the Prospectus, in the form in which it will be filed with the SEC (the “Registration Statement”);

D.           A certificate of the Maryland State Department of Assessments and Taxation (“SDAT”) dated October 31, 2016 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland;

E.            A certificate of the Company regarding certain matters related to the Registration Statement (the “Certificate”);

F.            Copies of the resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement (the “Resolutions”), certified as of the date hereof by an officer of the Company; and

G.            Such other documents, corporate records and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter.

As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

A.           Each natural person executing any of the documents that we have reviewed is legally competent to do so.

B.            All documents submitted to us as originals are authentic, the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, all documents submitted to us as certified, photostatic or facsimile copies or portable document file (“pdf”) or other electronic image format copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (including signatures on photocopies, facsimile copies, pdf and electronic image format copies) are genuine, all documents submitted to us and public records reviewed or relied upon are accurate and complete, and there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise.

Howard Bancorp, Inc.

October 31, 2016

C.            All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

D.            The persons identified to us as officers of the Company are actually serving as such and any certificates representing the Securities will be properly executed by one or more such persons;

E.            As to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient.

F.            All governmental permits or approvals reviewed by us are accurate, complete and authentic, and the appropriate regulatory authorities have adhered to applicable legal and procedural requirements.

G.            With respect to the minutes of any meetings or resolutions adopted at any meetings of the Board of Directors of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes or resolutions accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

H.            Each of the Debt Securities, Warrants and Units, and each Indenture (as defined below), Debt Agreement (as defined below), Warrant Agreement (as defined below) and Unit Agreement (as defined below) governing such Securities, will be governed by the internal laws of the State of Maryland, and there will be no terms or provisions contained therein that would affect the validity of any of the opinions rendered herein.

I.             Upon the issuance of any Common Shares, including any Common Shares that may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

J.             Upon the issuance of any Preferred Shares, including any Preferred Shares that may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed, respectively, the total number of shares, and the number of shares of such class or series, of Preferred Stock that the Company is then authorized to issue under the Charter.

Howard Bancorp, Inc.

October 31, 2016

K.           No Securities will be issued until the Registration Statement has become effective and the Registration Statement will remain effective at the time any Securities are issued, and a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby.

L.            The Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Securities are issued.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, it is our opinion that, as of the date of this letter:

1.             When (i) the issuance of the Common Shares has been duly authorized and approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the Charter, the Bylaws and the Maryland General Corporation Law (the “Common Stock Authorization”), (ii) such Common Shares have been issued and delivered by the Company against payment therefor in accordance with the terms of the Common Stock Authorization, any applicable underwriting agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the applicable Debt Securities, Preferred Stock or Warrants if issued upon conversion, exchange or exercise thereof, and (iii) the Company has recorded or caused to be recorded in its stock ledger the name of the persons to whom such Common Shares are issued, such Common Shares will be validly issued, fully paid and nonassessable.

2.            When (i) the issuance of the Preferred Shares has been duly authorized and approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the Charter, the Bylaws and the Maryland General Corporation Law (the “Preferred Stock Authorization”), (ii) Articles Supplementary creating and setting forth the number of shares and the terms of any class or series of Preferred Shares (the “Articles Supplementary”) to be issued by the Company have been filed with and accepted for record by SDAT, (iii) such Preferred Shares have been issued and delivered by the Company against payment therefor in accordance with the terms of the Preferred Stock Authorization, the Articles Supplementary, any applicable underwriting agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the applicable Debt Securities or Warrants if issued upon conversion, exchange or exercise thereof, and (iii) the Company has recorded or caused to be recorded in its stock ledger the name of the persons to whom such Preferred Shares are issued, such Preferred Shares will be validly issued, fully paid and nonassessable.

Howard Bancorp, Inc.

October 31, 2016

3.            When (i) the Debt Securities (including any Debt Securities included in Units) have been duly established by the relevant debt agreement (the “Debt Agreement”), if applicable, (ii) the Debt Securities (including any Debt Securities included in Units) have been duly authorized and duly established in accordance with the Charter, the Bylaws and applicable law (including, without limitation, by adoption by the Board of Directors of the Company, or a duly authorized committee thereof, of resolutions determining the rights and other terms of such Debt Securities and duly authorizing the issuance and delivery of such Debt Securities) (the “Debt Securities Authorization”)), (iii) such Debt Securities Authorization has been duly authenticated by the Trustee (as defined below) with respect to the Debt Securities, and (iv) such Debt Securities have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Debt Securities Authorization, any applicable underwriting agreement, an indenture between the Company and the trustee to be named therein (the “Trustee”) and any applicable supplemental indenture with respect to the Debt Securities (together, an “Indenture”), and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Debt Securities will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.            When (i) the issuance of the Warrants (including any Warrants included in Units) has been duly established by the relevant warrant agreement (the “Warrant Agreement”), (ii) the issuance of the Warrants (including any Warrants included in Units) has been duly authorized and established in accordance with the Charter, Bylaws and applicable law (including, without limitation, by adoption by the Board of Directors of the Company, or a duly authorized committee thereof, of resolutions determining the rights and other terms of such Warrants and duly authorizing the issuance and delivery of the Warrants (the “Warrants Authorization”) and duly authenticated by the designated warrant agent (the “Warrant Agent”), if any, and (iii) the Warrants (including any Warrants included in Units) have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of any Warrants Authorization, any applicable underwriting agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action, the Warrants and the Warrant Agreement will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.             When (i) the issuance of the Units has been duly established by the relevant unit agreement (the “Unit Agreement”), if any, (ii) the issuance of the Units has been duly authorized and established in accordance with the Charter, Bylaws and applicable law (including, without limitation, by adoption by the Board of Directors of the Company, or a duly authorized committee thereof, of resolutions determining the rights and other terms of such Units and duly authorizing the issuance and delivery of the Units (the “Units Authorization”)) and duly authenticated by the designated unit agent (the “Unit Agent”), if any, and (iii) the Units have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Units Authorization, any applicable underwriting agreement and the applicable Unit Agreement (if any) and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), assuming the securities underlying the Units have been duly authorized and reserved for issuance by all necessary corporate action, the Units and the Unit Agreement (if any) will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Howard Bancorp, Inc.

October 31, 2016

In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

A.           We express no opinion regarding the laws of any jurisdiction, or the effect any such laws may have on the matters set forth herein, other than the substantive laws and regulations of the State of Maryland contained in the Annotated Code of Maryland and the Code of Maryland Regulations (collectively, “Applicable Laws”). The opinions expressed herein concern only the effect of the Applicable Laws (excluding the principles of conflict of laws) as currently in effect. We assume no obligation to supplement this letter if any Applicable Laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Without limiting the generality of the foregoing definition of Applicable Laws, the term “Applicable Laws” does not include, and we express no opinion with regard to: (i) any federal laws, rules or regulations; (ii) any state laws, rules or regulations relating to: (A) zoning, land use, building or construction; (B) environment, occupational, safety and health or other similar matters; (C) labor, pension, employee rights and benefits; (D) health care, banking, taxes, securities, insurance, commodities, money laundering, terrorism, antitrust, unfair competition and trade regulation; and (E) copyrights, patents, trademarks or other intellectual property; (iii) the Federal Assignment of Claims Act (31 U.S.C. 3727) or any similar state or local law; (iv) the Trading with the Enemy Act, as amended; (v) foreign asset control regulations of the U.S. Treasury; (vi) the Dodd-Frank Wall Street Reform and Consumer Protection Act; (vii) any law, rule or regulation that is applicable to any party to any Debt Agreement, Indenture, Warrant Agreement or Unit Agreement (each an “Agreement”) or the transactions contemplated thereby solely because of the specific assets or business activities of such party and that are not applicable to business entities generally; (viii) any law, rule or regulation regulating or requiring permits or licenses in or for the operation of the business of any party to any Agreement; and (ix) any law, rule, administrative decision or regulation of any county, municipality or similar political subdivision or any agency or instrumentality thereof.

Howard Bancorp, Inc.

October 31, 2016

B.            To the extent that the obligations of the Company under an Indenture may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 3 above that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture; and that the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. We further assume for the purposes of our opinion in paragraph 3 above that any applicable Debt Agreement has been duly authorized, executed and delivered, and will constitute the legally valid and binding obligation of, enforceable in accordance with its terms against, each party thereto (other than the Company).

C.            To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 4 above that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

D.            To the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 5 above that the Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Unit Agent is duly qualified to engage in the activities contemplated by the Unit Agreement; that the Unit Agreement has been duly authorized, executed and delivered by the Unit Agent and constitutes the legally valid and binding obligation of the Unit Agent enforceable against the Unit Agent in accordance with its terms; that the Unit Agent is in compliance, with respect to acting as Unit Agent under the Unit Agreement, with all applicable laws and regulations; and that the Unit Agent has the requisite organizational and legal power and authority to perform its obligations under the Unit Agreement.

E.            If the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto.

Howard Bancorp, Inc.

October 31, 2016

F.            We express no opinion regarding (i) the enforceability of the choice of law provision in any Agreement, or (ii) the laws of which jurisdiction a court of competent jurisdiction would apply to any issues before it.

G.            Our opinions herein are subject to, and we express no opinion regarding: (i) the exercise of judicial discretion in accordance with general principles of equity (whether applied by court of law or by court of equity), including, without limitation, concepts of materiality, reasonableness, good faith, public policy and fair dealing; (ii) the valid exercise of the constitutional powers of the United States of America and of the sovereign police and taxing powers of any State or other governmental units having jurisdiction; and (iii) the bankruptcy, receivership, insolvency, reorganization, fraudulent transfer, liquidation, moratorium and other similar laws heretofore or hereafter enacted relating to, or affecting generally, the enforcement of creditors’ rights and remedies (including, without limitation, Sections 544 and 547-550 of the Federal Bankruptcy Code).

H.           We express no opinion with respect to the creation, validity, attachment, perfection or priority of any liens or security interests purported to be created under an Agreement.

I.             We express no opinion regarding the legality, validity or enforceability under any Agreement of: (i) any waiver of future rights or defenses, and any vague or broadly stated waivers that do not delineate the subject matter of the waiver with reasonable specificity; (ii) any waiver or consent found contrary to public policy or law; (iii) any waiver of any right to consequential or other damages or of any rights granted by statute or common law or of any procedural, judicial or substantive rights or defenses, such as rights to notice, right to a jury trial, statutes of limitation, redemption rights, appraisal or valuation rights, and marshaling of assets; (iv) any waiver of objections to the bringing of an action or proceeding in a particular jurisdiction, forum or venue; or (v) any indemnification or contribution provision or any exculpation, release or exemption from liability.

J.             We express no opinion regarding the availability of specific performance, injunctive relief or other equitable relief of any kind.

Howard Bancorp, Inc.

October 31, 2016

K.           We express no opinion regarding the legality, validity or enforceability of any provision of any Agreement that: (i) provides for the jurisdiction of the courts of any particular jurisdiction or restricts access to courts; (ii) states that any failure or delay in exercising rights, powers, privileges or remedies under such Agreement will not operate as a waiver thereof; (iii) purports to allow any person to accelerate the maturity of any obligation, to institute foreclosure proceedings, to dispossess a tenant, to terminate a leasehold right or to exercise any similar right, without notice to the parties thereto or without notice to any other obligor (including, without limitation, notice of intent to accelerate); (iv) purports to preserve or maintain the security interests or liens created thereunder despite negligence or omission by a party to the Agreement in enforcing its security interests or liens; (v) purports to sever unenforceable provisions from the Agreement, to the extent that the enforcement of remaining provisions would frustrate the fundamental intent of the parties to the Agreement; (vi) restricts access to legal or equitable remedies; (vii) purports to appoint any party thereto as attorney-in-fact or agent for any person; (viii) purports to entitle any person, as a matter of right, to the appointment of a receiver after the occurrence of a default; (ix) imposes late payment charges, liquidated damages, penalties, prepayment premiums or increased interest rates upon delinquency in payment or the occurrence of a default or a prepayment of indebtedness; (x) provides for the payment of post-petition interest; (xi) purports to entitle any person to exercise self-help or other non-judicial remedies, such as those regarding any right, without judicial process, upon default, to enter upon, take possession of, collect, retain, use and enjoy the rents, issues, and profits from, any property, to manage any property and rights of set-off; (xii) specifies that provisions thereof may only be waived in writing to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such Agreement; (xiii) purports to authorize or consent to a confessed judgment; (xiv) purports to entitle any person to unspecified fees or charges imposed in their sole discretion; (xv) requires any person to give notice to any other person of any acts or omissions; (xvi) provides for arbitration; (xvii) provides that a guarantor is liable as a primary obligor and not as a surety; (xviii) provides for the payment of attorneys’ fees where such payment is contrary to law or public policy; (xix) provides for fee-shifting from one party thereto to another; (xx) provides that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that each right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more other remedies; (xxi) provides for the survival of representations, warranties, liabilities or obligations of any party thereto arising after the effective date of termination thereof; (xxii) provides that decisions by a party thereto are conclusive or may be made in its sole discretion; (xxiii) purports to create or disclaim a trust or other fiduciary relationship; or (xxiv) constitutes an agreement of the parties thereto to agree at a future time.

L.            The opinions expressed herein are subject to the qualifications that: (i) notwithstanding certain provisions in an Agreement, a party to such Agreement may be limited to recovering only reasonable expenses with respect to the retaking, holding, preparing for sale or lease, selling, leasing and the like of the collateral under the Agreement and reasonable attorneys’ fees and legal expenses and only reasonable compensation for losses; (ii) the rights and remedies available to a party thereto on default as set forth in an Agreement are subject to certain procedural requirements that affect and may restrict such rights and remedies; (iii) certain provisions of an Agreement may be unenforceable in whole or in part under applicable law, but, subject to the assumptions, limitations and qualifications stated in this letter, the inclusion of such provisions does not affect the validity as against a party thereto of the Agreement or any related agreements as a whole or make the remedies afforded by the Agreement or by law inadequate for the practical realization of the principal benefits afforded by the Agreement; (iv) enforceability of an Agreement may be limited to the extent that the remedies are sought by a party thereto with respect to a breach that a court concludes is not material or does not adversely affect such party; and (v) enforceability of an Agreement may be limited by any unconscionable, inequitable or unreasonable conduct on the part of a party thereto seeking enforcement, defenses arising from such party’s failure to act in accordance with the terms and conditions of the Agreement, defenses arising as a consequence of the passage of time or defenses arising as a result of such party’s failure to act reasonably or in good faith or to comply with the terms of the Agreement.

Howard Bancorp, Inc.

October 31, 2016

M.          We express no opinion as to the effect of non-compliance by any party (other than the Company) to an Agreement with any federal, state or local laws or regulations applicable to the transactions contemplated thereby. We are unaware of the individual circumstances of any such party and, consequently, we express no opinion with respect to (i) the necessity or appropriateness of qualification to do business in any state as a foreign corporation by any such party, either now or at any future date, or (ii) any consequences that might result from the failure of any such party so to qualify if required by law to do so, including, without limitation, the inability to maintain suit on any contracts, including an Agreement, until the party so qualifies to do business as a foreign corporation and satisfies any other requirements under the applicable law arising out of failure to qualify to do business.

N.            Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder. This opinion may not be relied upon for any other purpose, is not intended for the express or implied benefit of any third party other than purchasers of the securities registered pursuant to the Registration Statement, and is not to be used or relied upon for any other purpose, without our prior written consent in each instance

Very truly yours,

Ober, Kaler Grimes & Shriver, A pROFESSIONAL CORPORATION

By:	/s/ Frank C. Bonaventure, Jr
Frank C. Bonaventure, Jr., Shareholder